UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 14, 2011

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 14, 2011, Richard G. Rawson, President, established new structured, prearranged trading plans to sell a portion of his Insperity common shares over a five month period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  Mr. Rawson’s most recent trading plans expired in February 2011.

Under the new trading plans, Mr. Rawson may sell a maximum of 130,000 shares, which represents approximately 14% of his current common stock and stock option holdings.

The plans have been initiated during the company’s open window for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information, and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary

Date:  March 16, 2011

3